Consent of Independent Registered Public Accounting Firm

We have issued our report, dated March 7, 2007, on the consolidated financial statements of Audiovox Specialized Applications, LLC for the year ended November
30, 2006 which is included in the Annual Report of Audiovox Corporation and subsidiaries on Form 10-K for the year ended February 28, 2007. We hereby consent to the incorporation by reference of our report in the Registration
Statements of Audiovox Corporation on Forms S-8 (Registration Nos. 333-36762 and
333-82073).

/s/ MCGLADREY & PULLEN, LLP
MCGLADREY & PULLEN, LLP

Elkhart, Indiana
May 11, 2007